UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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On Deck Capital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1400 Broadway, 25th Floor
New York, New York 10018
NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, May 10, 2017
Dear OnDeck Stockholders:
We are pleased to invite you to attend our 2017 Annual Meeting of Stockholders to be held on May 10, 2017 at 10:00 a.m. New York time at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, 40th Floor, New York, New York 10019. At the Annual Meeting, we will ask you to consider the following proposals:

•	To elect three Class III directors;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2017; and

•	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Stockholders of record as of March 13, 2017 may vote at the Annual Meeting or any postponements or adjournments of the meeting.

This notice of annual meeting, the Notice of Internet Availability, proxy statement, the Annual Report on Form 10-K and form of proxy are being made available on or about March 27, 2017. We are providing access to our proxy materials over the Internet under the rules and regulations adopted by the U.S. Securities and Exchange Commission.

Your vote is important. Whether or not you plan to attend the meeting in person, please vote your shares as instructed in the Notice of Internet Availability, which is being mailed to you on or about March 27, 2017, as promptly as possible to ensure your representation at the meeting. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. The proxy statement explains proxy voting and the matters to be voted on in more detail. Please vote as soon as possible.

Sincerely,

/s/ Noah Breslow
Noah Breslow Chairman and Chief Executive Officer
New York, New York
March 27, 2017
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 10, 2017: This Proxy Statement, along with the 2017 Annual Report to Stockholders, is available at the following website: www.envisionreports.com/ONDK.

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, May 10, 2017

i

GENERAL INFORMATION

Q:	Why am I receiving these materials?

A:
This Proxy Statement is furnished to you by the Board of Directors of On Deck Capital, Inc. (the “Board” or “Board of Directors”) in connection with our 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held on Wednesday, May 10, 2017 beginning at 10:00 a.m. New York time at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, 40th Floor, New York, New York 10019. References in this Proxy Statement to “we,” “us,” “our,” “the Company” or “OnDeck” refer to On Deck Capital, Inc.

We have mailed the Notice of Internet Availability to all stockholders and beneficial owners of record as of March 13, 2017, the record date for the Annual Meeting.

All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Annual Report”), as filed with the U.S. Securities and Exchange Commission (the "SEC") on March 2, 2017. The Notice of Internet Availability includes information on how to access the proxy materials, how to submit your vote over the Internet, by phone or how to request a paper copy of the proxy materials. This Proxy Statement and the Annual Report are available at www.envisionreports.com/ONDK.

Q:	What is included in these materials?

A:
These materials include this Proxy Statement and the Annual Report. These materials were first made available to you on the Internet on or about March 27, 2017. For additional information about OnDeck, please visit our website at www.ondeck.com. The information on our website is not a part of this Proxy Statement.

Q:	What items will be voted on at the Annual Meeting?

A:	Stockholders will vote on the following items at the Annual Meeting:

•	to elect each of Noah Breslow, Jane J. Thompson and Ronald F. Verni as Class III directors;

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2017; and

•	to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Q:	How does the Board of Directors recommend I vote on these proposals?

A:	The Board recommends a vote:

•	FOR the election of each of Noah Breslow, Jane J. Thompson and Ronald F. Verni as Class III directors; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2017.

Q:	Who is making this solicitation?

A:	The proxy for the Annual Meeting is being solicited on behalf of OnDeck’s Board of Directors.

Q:	Who pays for the proxy solicitation process?

A:
OnDeck will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses.

We do not expect to, but have the option to, retain a proxy solicitor. If we engage a proxy solicitor, we expect that the fees for such solicitor would be less than $20,000. Our Board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who requested to receive or received proxy materials electronically.
 Q:    Who may vote at the Annual Meeting?

A:
Stockholders of record as of the close of business on March 13, 2017 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 71,979,716 shares of OnDeck’s common stock issued and outstanding, held by 53 holders of record. Each share of OnDeck’s common stock is entitled to one vote on each matter. This record holder figure does not include, and we are not able to estimate, the number of holders whose shares are held of record by banks, brokers and other financial institutions.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by OnDeck.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:	If I am a stockholder of record of OnDeck’s shares, how do I vote?

A:	If you are a stockholder of record, there are four ways to vote:

•	In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

•	By Telephone. You may vote by proxy by calling the toll free number found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.
Please note that the Internet and telephone voting facilities will close at 1:00 a.m. New York time on May 10, 2017.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?

A:
If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders may generally vote by one of the following methods:

•
In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

•	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Telephone. You may vote by proxy by calling the toll free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.

Q:	If I submit a proxy, how will it be voted?

A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	What should I do if I get more than one proxy or voting instruction card?

A:
Stockholders may receive more than one set of voting materials, including multiple copies of these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Annual Meeting.
If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to OnDeck’s Corporate Secretary at On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018 prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.
For shares you hold beneficially in street name, you may generally change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	Can I attend the meeting in person?

A:
You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of March 13, 2017, the Record Date. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:
At the Annual Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:	What is the voting requirement to approve each of the proposals?

A:
Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected as Class III directors to serve until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the vote, however, they will qualify for determining whether there is a quorum.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accountants requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such proposal. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” the proposal. Broker non-votes will not count as votes cast for purposes of this proposal.

Q:	What are broker non-votes?

A:
Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole “routine” matter - the ratification of the appointment of the Company’s independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors absent direction from you.

Q:	Who will tabulate the votes?

A:	OnDeck’s Corporate Secretary will serve as the Inspector of Election and will tabulate the votes at the Annual Meeting.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:
Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to OnDeck’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2018 Annual Meeting of Stockholders, the Corporate Secretary of OnDeck must receive the written proposal at our principal executive offices no earlier than January 11, 2018 and no later than February 10, 2018. If we hold our 2018 Annual Meeting of Stockholders more than 30 days before or more than 60 days after May 10, 2018 (the one-year anniversary date of the 2017 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to On Deck Capital, Inc., Attn: Corporate Secretary, 1400 Broadway, 25th Floor, New York, New York 10018.
Our third amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our third amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) pursuant to our proxy materials with respect to such meeting, (2) by or at the direction of our Board of Directors, or (3) by a stockholder who is a stockholder of record both at the time the stockholder provides proper written notice of the proposal which the stockholder seeks to present at our annual meeting and on the record date for the determination of stockholders entitled to vote at the annual meeting, and who has timely complied in proper written form with the notice procedures set forth in our third amended and restated bylaws. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to our third amended and restated bylaws and applicable law. To be timely for our 2018 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 11, 2018, and

•	not later than February 10, 2018.
If we hold our 2018 Annual Meeting of Stockholders more than 30 days before or more than 60 days after May 10, 2018 (the one-year anniversary date of the 2017 Annual Meeting of Stockholders), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Corporate Secretary at our principal executive offices:

•	not earlier than the close of business on the 120th day prior to such annual meeting, or

•
not later than the close of business on the later of (i) the 90th day prior to such annual meeting, and (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth as to each matter of business the stockholder intends to bring before the annual meeting (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address of the stockholder(s) and their associated person(s) proposing such business, (3) the class and number of shares of the Company which are held of record or are beneficially owned by the stockholder(s) and their associated person(s), (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder(s) or their associated person(s) with respect to any securities of the Company, and a description of any other similar agreement, arrangement or understanding, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder and any associated person(s) with respect to any securities of the Company (5) any material interest of the stockholder(s) and their associated person(s) in such business and (6) a statement whether such stockholder(s) or their associated person(s) will deliver a proxy statement and form of proxy to the Company’s stockholders holding at least the percentage of the voting power of the Company’s voting shares required under applicable law to carry the proposal. In addition, to be in proper written form, a stockholder’s notice to the Corporate Secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) in this paragraph as of the record date. A stockholder’s “associated person” is defined as (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (3) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (1) and (2).
Stockholder Recommendation and Nomination of Director Candidates: Pursuant to our Corporate Governance and Nominating Committee Policies and Procedures for Director Candidates, stockholders holding at least one percent (1%) of the fully diluted capitalization of OnDeck continuously for at least 12 months may propose director candidates for consideration by our Corporate Governance and Nominating Committee. A stockholder that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention of the Corporate Secretary, at 1400 Broadway, 25th Floor, New York, New York 10018. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership.
In addition, our third amended and restated bylaws permit eligible stockholders to nominate directors for election at an annual meeting of stockholders. To be eligible, a stockholder must be a stockholder of record both at the time the stockholder provides proper written notice of the proposed nomination and as of the record date determining stockholders entitled to vote at the annual meeting. Nominations by eligible stockholders must also be in proper written form in compliance with our third amended and restated bylaws as summarized below.
To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth, as to each nominee whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class and number of shares of the Company that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (5) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nominations are to be made by the stockholder relating to the nominee’s potential service on the Board of Directors, (6) a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders, and (7) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected). As to such stockholder(s) giving notice of the director nomination, such notice must also include the following information as to the stockholder and any stockholder associated person: (1) the name and address, as they appear on our books, of the stockholder(s) and their associated person(s) proposing such nominations, (2) the class and number of shares of the Company which are held of record or are beneficially owned by the stockholder(s) and their associated person(s), (3) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder(s) or their associated person(s) with respect to any securities of the Company, and a description of any other similar agreement, arrangement or understanding, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder and any associated person(s) with respect to any securities of the Company, (4) any material interest of the stockholder(s) and their associated person(s) in such nominations and (5) a statement whether either such stockholder or any associated person(s) will deliver a proxy statement and form of proxy to stockholders holding at least the percentage of the Company’s voting shares reasonably believed by such stockholder or associated person to be necessary to elect or re-elect such nominee(s). In addition, to be in proper written form, a stockholder’s notice to the Corporate Secretary must be supplemented not later than 10 days following the record date to disclose the information contained in clauses (2) and (3) in this paragraph as of the record date. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our third amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.
Copy of Bylaw Provisions: Our third amended and restated bylaws were filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 3, 2016. A link to this filing is available on our investor relations website at https://investors.ondeck.com. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The bylaws, and not the foregoing summary, together with applicable law control stockholder actions and nominations relating to our annual meetings.

Q:
I share an address with another stockholder, and we received only one paper copy of the Notice of Internet Availability for the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice of Internet Availability for our proxy materials addressed to those stockholders. This process is commonly referred to as “householding.” This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

Brokers with account holders who are OnDeck stockholders may be householding our proxy materials. A single Notice of Internet Availability for our proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or OnDeck that you no longer wish to participate in householding.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability, you may (1) notify your broker, (2) direct your written request to: Investor Relations, On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018 or (3) contact our Investor Relations department by email at ir@ondeck.com or by telephone at (303) 630-9906. Stockholders who currently receive multiple copies of the Notice of Internet Availability at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability at a shared address to which a single copy of the document was delivered.

Q:	What if I have questions about my OnDeck shares or need to change my mailing address?

A:
You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at 1-800-736-3001 (U.S.) or +1-781-575-3100 (outside the U.S.), or by email at web.queries@computershare.com, if you have questions about your OnDeck shares or need to change your mailing address.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board of Directors. The number of directors is fixed by our Board of Directors, subject to the terms of our amended and restated certificate of incorporation and third amended and restated bylaws. As of the date of this Proxy Statement, our Board of Directors consists of eight directors, seven of whom qualify as “independent” under the New York Stock Exchange listing standards.
In accordance with our amended and restated certificate of incorporation and our third amended and restated bylaws, our Board of Directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change of control. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our outstanding voting stock. Directors may not be removed by our stockholders without cause. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
The Board of Directors currently consists of eight members. Upon the recommendation of our corporate governance and nominating committee, the Board is nominating each of Noah Breslow, Jane J. Thompson and Ronald F. Verni. If elected, Messrs. Breslow and Verni and Ms. Thompson will each hold office for a three-year term until our annual meeting of stockholders to be held in 2020.
Set forth below are the names and certain information about the nominees for Class III directors. The names of, and certain information about, the continuing members of our Board of Directors are also set forth below. All information is as of March 17, 2017.

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated

Directors with Terms expiring at the Annual Meeting (Nominees)
Noah Breslow(1)	III	41	Chief Executive Officer and Chairman	2012	2017	2020
Jane J. Thompson (1)(2)	III	65	Director	2014	2017	2020
Ronald F. Verni(3)(4)	III	68	Director	2012	2017	2020

Continuing Directors
David Hartwig(2)(3)	I	43	Director	2010	2018	—
Daniel Henson(1)(3)	I	55	Director	2016	2018
Neil E. Wolfson(1)(2)	I	52	Director	2011	2018	—
James D. Robinson III(4)	II	81	Lead Independent Director	2007	2019	—
Bruce Nolop(2)(4)	II	66	Director	2016	2019	—

(1)	Member of our risk management committee

(2)	Member of our audit committee

(3)	Member of our corporate governance and nominating committee

(4)	Member of our compensation committee
On March 20, 2017, our Board of Directors increased the number of directors constituting the full Board from eight to nine members and elected James A. Rosenthal, who is 63, as a Class II director of the Company, effective April 3, 2017, with a term expiring in 2019. Effective April 3, 2017, Mr. Rosenthal will also serve on the Board's Risk Management Committee and Compensation Committee. For additional information regarding Mr. Rosenthal, see "New Director Being Added."

Nominees for Director
Noah Breslow has served as our Chief Executive Officer and Chairman of the Board of Directors since June 2012 and as our Chief Operating Officer from October 2011 to June 2012, our Chief Product Officer from October 2009 to September 2011, our Senior Vice President, Products and Technology from March 2008 to September 2009, and our Vice President, Products and Technology from June 2007 to February 2008. Prior to joining us, Mr. Breslow was Vice President of Marketing and Product Management for Tacit Networks, Inc., a provider of wide area network optimization solutions, from December 2003 through January 2007. Mr. Breslow holds an S.B. in Computer Science and Engineering from the Massachusetts Institute of Technology and an M.B.A. with distinction from Harvard Business School.
We believe Mr. Breslow is qualified to serve as a member of the Board of Directors because of his substantial operational and business strategy expertise gained from serving as our Chief Executive Officer and because of his extensive experience in the technology industry.
Jane J. Thompson has served as a member of the Board of Directors since August 2014. Ms. Thompson has been the Chief Executive Officer of Jane J. Thompson Financial Services LLC, a management consulting firm that she founded, since July 2011. Ms. Thompson served as President, Financial Services, of Wal-Mart Stores, Inc., from May 2002 to June 2011. Previously, she led the Sears Credit, Sears Home Services and Sears Online groups within Sears, Roebuck & Company, and was a partner with McKinsey & Company, Inc. advising consumer companies. Ms. Thompson currently serves as a director of Navient Corporation, a loan management, servicing and asset recovery company, VeriFone Systems, Inc., a provider of electronic payment solutions and Blackhawk Network Holdings, Inc., a global prepaid and payments company. She previously served as a director of The Fresh Market, Inc., a specialty food retailer. Ms. Thompson has also served as an advisor to the Consumer Financial Protection Bureau from September 2012 to September 2015. Ms. Thompson holds a B.B.A. in Marketing from the University of Cincinnati and an M.B.A. from Harvard Business School.
We believe Ms. Thompson is qualified to serve as a member of the Board of Directors because of her experience in mass-market consumer financial services and over 30 years in senior executive and management positions with large, publicly traded companies, combined with additional leadership roles serving as advisor to regulatory and not-for-profit agencies. This experience, as well as Ms. Thompson’s service as a director of public companies, enables her to bring expertise in the areas of operation and finance, financial services and consumer insights.
Ronald F. Verni has served as a member of the Board of Directors since May 2012. Mr. Verni has mentored startup companies and worked with high technology incubator entities since July 2008. He previously served on the board of directors of Kewill, plc from June 2011 to June 2012. He was Chief Executive Officer of Corrigo, Inc., a software as a service, or SaaS, company, from January 2008 to June 2008. From September 1999 to October 2007, Mr. Verni was President and Chief Executive Officer of Sage Software, Inc., a management and software services company, and a member of the board of directors of the Sage Group, plc. He currently serves as a member of the board of directors of Craneware, plc and is on the board of advisors of the Robinson College of Business. Mr. Verni holds a B.S. in Engineering and Management from Clarkson University.
We believe Mr. Verni is qualified to serve as a member of the Board of Directors because of his public company leadership and corporate governance experience and his business strategy expertise gained from his substantial experience in the technology industry.
Continuing Directors
David Hartwig has served as a member of the Board of Directors since December 2010. Since January 2011, Mr. Hartwig has been a Managing Director of Sapphire Ventures (f/k/a SAP Ventures), a venture capital firm he joined in November 2006. Mr. Hartwig holds a B.S.E. in Operations Research with honors from Princeton University and an M.B.A. from the University of California, Berkeley.
We believe Mr. Hartwig is qualified to serve as a member of the Board of Directors because of his significant corporate finance and business expertise gained from his experience in the venture capital industry, including his time spent serving on the boards of directors of various private technology companies.
Daniel Henson has served as a member of the Board of Directors since June 2016. Mr. Henson worked with the General Electric Company for over 25 years and held a variety of senior positions at GE and GE Capital, including Chief Marketing Officer of GE and Six Sigma Quality Leader at GE Capital.  He also served as the CEO of a number of GE Capital’s financial services businesses in the U.S. and internationally.  Since 2008, Mr. Henson was responsible for all GE Capital commercial leasing and lending businesses in North America.  From 2009 to 2015, Mr. Henson oversaw capital markets activities at GE Capital and GE Capital’s industrial loan company bank in Utah.  He currently serves as a board member for Healthcare Trust of America, Inc.  Mr. Henson holds a B.B.A. in Marketing from George Washington University.
We believe Mr. Henson is qualified to serve as a member of the Board of Directors because of his extensive leadership and other financial services experience gained from his time in various roles at General Electric Company.
Neil E. Wolfson has served as a member of the Board of Directors since April 2011. Since January 2009, Mr. Wolfson has been President of SF Capital Group, LLC, an investment firm. From July 2004 to December 2008, Mr. Wolfson served as Chief Investment Officer and President of Wilmington Trust Investment Management, an investment management firm. Earlier in his career, Mr. Wolfson was a partner at KPMG LLP, an audit, tax and advisory services firm, and the Chief Investment Officer of the Analytical Investment Strategies Group and Managing Director of the PRIME Asset Consulting Group at Kidder, Peabody and Co., a securities firm. Mr. Wolfson is a Chartered Financial Analyst and holds a B.S. in Management and an M.B.A. in Finance from New York University.
We believe Mr. Wolfson is qualified to serve as a member of the Board of Directors because of his extensive corporate finance experience gained from his time in the investment management industry.
James D. Robinson III is our lead independent director and has served as a member of the Board of Directors since December 2007. Since August 1994 Mr. Robinson has been a General Partner of RRE Ventures, a venture capital firm he co-founded and our largest stockholder. He also serves as President of J.D. Robinson, Inc., a strategic advisory firm. Mr. Robinson served as non-executive Chairman of the board of Bristol-Myers Squibb Company from June 2005 to May 2008, having been a member of its board for over 30 years. Mr. Robinson served as Chairman and Chief Executive Officer of American Express Company for more than 16 years from April 1977 to February 1993. He served as a director of the Coca-Cola Company, a multinational beverage company, from April 1975 to April 2015. Mr. Robinson holds a B.S. in Industrial Management from Georgia Institute of Technology and an M.B.A. from Harvard Business School.
We believe Mr. Robinson is qualified to serve as a member of the Board of Directors and as our lead independent director because of his substantial public company leadership and corporate governance experience, high level of financial literacy, and distinguished career in the banking, finance and venture capital industries, including over 20 years of experience at American Express Company.
Bruce P. Nolop has served as a member of our Board of Directors since January 2016. Mr. Nolop served as Executive Vice President and Chief Financial Officer at E*TRADE Financial Corporation, an online discount stock brokerage company, from September 2008 through December 2010 and retired from E*TRADE in March 2011. He previously served as Executive Vice President and Chief Financial Officer at Pitney Bowes Inc., a technology solutions provider, from 2000 to 2008. Earlier in his career, Mr. Nolop served as a Managing Director at Wasserstein Perella and held positions at Goldman Sachs, Kimberly-Clark and Morgan Stanley.  He currently serves as a member of the board of directors of TEGNA Inc., a broadcast and digital company, Marsh & McLennan Companies, Inc., a global professional services firm, and CLS Group, a privately-held provider of settlement services in the foreign exchange market. Mr. Nolop holds a B.A. in Political Science from the University of South Dakota, an M.B.A. from the Stanford Graduate School of Business and a J.D. from Stanford Law School.
We believe Mr. Nolop is qualified to serve as a member of the Board of Directors because of his financial and accounting expertise from his prior experience as chief financial officer of two publicly traded corporations and as an investment banker. In addition, his current service on other public company boards of directors provides us with important perspectives on corporate governance matters.
Each member of our board of directors holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors, including for this purpose Mr. Rosenthal (who will become a director on April 3, 2017), or executive officers.
New Director Being Added
James A. Rosenthal will serve as a Class II member of our Board of Directors effective April 3, 2017, with a term expiring in 2019. Mr. Rosenthal is a Senior Advisor and the former COO of Morgan Stanley. During his time as COO, he was the Chairman and CEO of Morgan Stanley Bank, N.A., and the Chairman of Morgan Stanley Private Bank, National Association. Prior to this role, Mr. Rosenthal served as COO of Morgan Stanley Smith Barney and Head of Firmwide Technology and Operations for Morgan Stanley. Prior to joining Morgan Stanley in March 2008, Mr. Rosenthal served as CFO of Tishman Speyer. From 1999 to 2005, he served as the head of Corporate Strategy and Corporate Development at Lehman Brothers and as a member of the Management Committee. Mr. Rosenthal was with McKinsey & Company from 1986 to 1999, where he was a Senior Partner specializing in financial institutions. Mr. Rosenthal currently serves as a board member for IHS Markit, and he is the co-Chairman of Sheltered Harbor and a Trustee of

Lincoln Center for the Performing Arts. He formerly served as Chairman of the board of the Securities Industry and Financial Markets Association (SIFMA). Mr. Rosenthal holds a B.A. from Yale University and a J.D. from Harvard Law School.
We believe Mr. Rosenthal is qualified to serve as a member of the Board of Directors because of his substantial experience in the financial services industry including significant leadership positions as a member of senior executive management at Morgan Stanley. This experience, as well as his demonstrated strength in cybersecurity and service as a director of both public and private companies, enables him to add important substantive knowledge and experience to our Board.
Board Meetings and Director Communications
During fiscal year 2016, the Board of Directors held six meetings. During fiscal year 2016, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served. Although we do not have a formal policy regarding attendance by directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend annual meetings of stockholders of the Company. Two directors attended our 2016 annual meeting of stockholders.
Stockholders and other interested parties may communicate with the non-management members of the Board of Directors by mail to the Company’s principal executive offices addressed to the intended recipient and care of our Chief Legal Officer. Our Chief Legal Officer will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and route such communications as appropriate to member(s) of the Board of Directors.

Director Independence
Our Board of Directors has undertaken a review of the independence of each director and Mr. Rosenthal, our director elect who will become a director on April 3, 2017. Based on information provided by each director and our director elect concerning his or her background, employment and affiliations, our Board of Directors determined that none of Messrs. Robinson, Hartwig, Henson, Nolop, Verni, Wolfson and Rosenthal and Ms. Thompson has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these persons is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director, including for this purpose our director elect, has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each such non-employee director or affiliated entities, and the transactions involving them described under “Certain Relationships and Related Transactions.” The Board of Directors also determined that each director, including for this purpose our director elect, other than Mr. Breslow is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code, as amended.

Board Committees
Our Board of Directors currently has an audit committee, a compensation committee, a corporate governance and nominating committee and a risk management committee. The composition and responsibilities of each of the committees of our Board of Directors is described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.
Audit Committee
Our audit committee is comprised of Messrs. Hartwig, Nolop and Wolfson and Ms. Thompson. Mr. Wolfson serves as our audit committee chairperson. The composition of our audit committee meets the requirements for independence of audit committee members under current New York Stock Exchange listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of the current listing standards. In addition, our Board of Directors has determined that each of Mr. Wolfson and Mr. Nolop is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). During fiscal year 2016, the audit committee held four meetings. The responsibilities of our audit committee include, among other things:

•	selecting and hiring the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	approving audit and non-audit services and fees;

•	reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements;

•	reviewing results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;

•	reviewing reports and communications from the independent registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

•	reviewing related party transactions; and

•
establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee was established in accordance with, and operates under a written charter that satisfies, the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our audit committee is available on the Investors section of our website at http://investors.ondeck.com/governance.
Compensation Committee
Our compensation committee is comprised of Messrs. Nolop, Robinson, and Verni. Effective April 3, 2017, Mr. Rosenthal will join our compensation committee. Mr. Robinson serves as our compensation committee chairperson. The composition of our compensation committee meets the requirements for independence under current New York Stock Exchange listing standards and SEC rules and regulations. The purpose of our compensation committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers. During fiscal year 2016, the compensation committee held five meetings. The responsibilities of our compensation committee include, among other things:

•	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs;

•
reviewing and approving for our executive officers: the annual base salary, annual incentive bonus (including the specific goals and amounts), equity compensation, employment agreements, severance agreements, change in control arrangements, and any other benefits, compensation or similar arrangements;

•
to the extent determined appropriate by the compensation committee, reviewing, approving and/or making recommendations to the Board of Directors with respect to employee compensation and overseeing equity compensation for our service providers;

•	preparing the compensation committee report that the SEC requires to be included in our annual proxy statement; and

•	at the direction of our Board of Directors, administering our equity compensation plans.
Our compensation committee receives advice from Compensia, an independent compensation consulting firm, with respect to executive compensation decisions. Working with management, Compensia provided various data and recommendations throughout the year.
Our compensation committee was established in accordance with, and operates under a written charter that satisfies, the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our compensation committee is available on the Investors section of our website at http://investors.ondeck.com/governance.

Corporate Governance and Nominating Committee
Our corporate governance and nominating committee is comprised of Messrs. Hartwig, Henson and Verni. Mr. Verni serves as our corporate governance and nominating committee chairperson. The composition of our corporate governance and nominating committee meets the requirements for independence under current New York Stock Exchange listing standards and SEC rules and regulations. During fiscal year 2016, the corporate governance and nominating committee held two meetings. The responsibilities of our corporate governance and nominating committee include, among other things:

•	identifying, evaluating and making recommendations to our Board of Directors regarding, nominees, including stockholder nominees, for election to our Board of Directors and its committees;

•	considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance policies, practices and reporting;

•	developing and making recommendations to our Board of Directors regarding our corporate governance guidelines;

•	reviewing the succession planning for our Chief Executive Officer and certain other executive officers;

•	developing and overseeing the annual Board and committee evaluation process;

•	evaluating the performance of our Board of Directors and its committees; and

•	reviewing and making recommendations to the Board of Directors regarding director compensation.
The corporate governance and nominating committee develops, subject to approval by the Board, a process for annual evaluation of the Board and its committees and oversees the conduct of the annual evaluation process.  In fiscal year 2016, the Board and each committee conducted self-evaluations by means of questionnaires completed by each director and applicable committee member. The anonymous responses were reviewed, compiled and summarized, and the summaries were provided to the Board and each committee prior to their respective duly called meetings in order to facilitate an examination and discussion by the Board and each committee of, amongst other things, the effectiveness of the Board and its committees and their respective chairpersons, the effectiveness of the Board and committee meetings and their relationships with management, the appropriateness of their roles and responsibilities, and areas for possible improvement.  The corporate governance and nominating committee is responsible for establishing the Board and committee evaluation process each year and may determine to use an independent third party evaluation process from time to time in the future.
Our corporate governance and nominating committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our corporate governance and nominating committee is available on the Investors section of our website at http://investors.ondeck.com/governance.
Risk Management Committee
Our risk management committee is comprised of Messrs. Breslow, Henson, and Wolfson, and Ms. Thompson. Effective April 3, 2017, Mr. Rosenthal will join our risk management committee. Mr. Henson serves as our risk management committee chairperson. During fiscal year 2016, the risk management committee held four meetings. The responsibilities of our risk management committee include, among other things:

•	overseeing our risk governance framework and reviewing our policies and practices on risk assessment and risk management;

•	reviewing management’s implementation of risk management policies and procedures to assess their effectiveness;

•	reviewing our risk appetite and risk tolerance, methods of risk measurement, risk limits, and the guidelines for monitoring and mitigating such risks;

•	reviewing with management the categories of risk we face, including risk concentrations and risk interrelationships, likelihood of occurrence, and potential impact;

•	evaluating reports regarding our risks, our risk management function, and the results of risk management reviews and assessments; and

•
reviewing and discussing with management our risks, our management function and its effectiveness, and coordinating with management subcommittees regarding oversight of certain categories of risk determined by the risk management committee.

A copy of the charter of our risk management committee is available on the Investors section of our website at http://investors.ondeck.com/governance.

Considerations in Evaluating Director Nominees
Our corporate governance and nominating committee uses a variety of methods for identifying and evaluating director nominees. Possible nominees may be identified by management, members of the governance and nominating committee, our other directors or our stockholders (in accordance with our bylaws and polices as described elsewhere in this Proxy Statement). In its evaluation of director candidates, our corporate governance and nominating committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our corporate governance and nominating committee considers include, without limitation, issues of character, integrity, judgment, diversity, including diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are or were affiliated. Our corporate governance and nominating committee also considers the applicable provisions of its Policies and Procedures for Director Candidates. Copies of our Policies and Procedures for Director Candidates are available on the Investors section of our website at http://investors.ondeck.com/governance.
Our corporate governance and nominating committee will evaluate candidates that have been duly recommended or duly nominated by stockholders in accordance with our bylaws and the Policies and Procedures for Director Candidates, each as in effect from time to time. The criteria the governance and nominating committee uses for evaluating a candidate duly recommended or nominated by a stockholder are the same criteria used for evaluating candidates recommended by management or members of our Board of Directors. There is no separate process for evaluating nominees for director based on whether the nominee is recommended by a stockholder. For more information on the procedures to be followed by stockholders who wish to recommend or nominate individuals to serve on our Board of Directors, see “General Information - Q: What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?”
Director candidates must have sufficient time available in the judgment of our corporate governance and nominating committee to perform all Board of Directors and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our corporate governance and nominating committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Our Board of Directors believes that our Board of Directors should be a diverse body, although we do not maintain a specific policy or process with respect to board diversity. In evaluating candidates for nomination to our Board of Directors, our corporate governance and nominating committee considers the goal of having our Board of Directors reflect diversity and a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our corporate governance and nominating committee takes into account the benefits of diversity from a variety of perspectives. Our corporate governance and nominating committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our corporate governance and nominating committee recommends to our full Board of Directors the director nominees for selection.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, each of Messrs. Nolop, Robinson and Verni served as a member of the compensation committee. Prior to his departure in May of 2016, former director J. Sanford Miller also served on the compensation committee. No member of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serve, or have served during the past fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Corporate Governance Guidelines and Code of Business Conduct and Ethics
We have adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, director compensation and corporate governance policies and standards applicable to us in general. In addition, we have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. Copies of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on the Investors section of our website at http://investors.ondeck.com/governance.

Board Leadership Structure
Our Board of Directors currently believes that our Company is best served by combining the roles of a chairman of the Board and chief executive officer, coupled with a lead independent director. Mr. Breslow, our Chief Executive Officer, is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the industry, while our Chief Executive Officer brings company-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman of the Board of Directors and Chief Executive Officer is the best leadership structure for us at the current time because it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and the Board of Directors, which are essential to effective governance.
Our Board of Directors has appointed James D. Robinson III to serve as our lead independent director. As lead independent director, Mr. Robinson presides over regularly scheduled executive sessions of our independent directors without management participation, serves as a liaison between our Chairman and the independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Board’s Role in Risk Oversight
In addition to the responsibilities performed by our risk management committee, the Board of Directors plays an active role in overseeing management of the Company’s risks. The Board of Directors focuses on the most significant risks facing the Company, such as credit risk, cybersecurity and technology risk, interest rate risk, liquidity risk, and other market-related risk, as well as operational risks related to our business, assets and liabilities, and seeks to ensure that risks undertaken by the Company are consistent with a level of risk that is appropriate for the Company and the achievement of its business objectives and strategies. The Board of Directors recognizes that risk management and oversight comprise a dynamic and continuous process and reviews the Company’s risk model and process periodically. The Board of Directors performs these tasks both in collaboration with and independently of the risk management committee.

Outside Director Compensation Policy
Members of the Board of Directors who are not employees are eligible for compensation under our Outside Director Compensation Policy. The Outside Director Compensation Policy was adopted by the Board of Directors in October 2014, became effective in December 2014 and was amended by the Board of Directors in March 2015 and July 2016.
Under the Outside Director Compensation Policy, outside directors receive compensation in the form of cash and equity, as described below.
Cash Compensation
Each outside director receives an annual cash retainer at a rate of $40,000 for serving on the Board of Directors. The cash retainers are paid quarterly and prorated for fractional periods.
The chairpersons and non-chair members of the Board’s four standing committees will be entitled to the following additional cash retainers each year (paid quarterly):

Board Committee	Chairperson Retainer ($)	Non-Chair Member Retainer ($)
Audit Committee	17,000	7,500
Compensation Committee	10,000	5,000
Risk Management Committee(1)	10,000	5,000
Corporate Governance and Nominating Committee	6,000	2,500

(1)
Mr. Breslow, our Chief Executive Officer and Chairman of the Board, serves as a member of our risk management committee and does not receive the retainer set forth above because he is employed by the Company and therefore is not an outside director.

Equity Compensation
Upon joining the Board, each newly elected outside director will receive an equity award with a grant date fair value of $330,000 (the “Appointment Award”). The Appointment Award will be comprised of 60% restricted stock units (the "RSUs") which will vest over a three-year period and 40% stock options which will vest over a four-year period, with vesting in each case subject to continued service through the vesting date.
On the date of each annual meeting of our stockholders , each outside director will receive an equity award with a grant date fair value of $150,000 (the “Annual Award”). The Annual Award will be comprised of 60% RSUs and 40% stock options and all of which will fully vest upon the earlier of the 12-month anniversary of the grant date or the next annual meeting, in each case, subject to continued service through the vesting date.
Notwithstanding the vesting schedules described above, the vesting of each equity award will accelerate in full upon a change in control and termination of directorship.

Non-Employee Director Compensation
The following table summarizes compensation paid to our non-employee directors during the fiscal year ended December 31, 2016. Directors who are also our employees receive no additional compensation for their service as a director. During the fiscal year ended December 31, 2016, one director, Mr. Breslow, our Chief Executive Officer and Chairman of the Board, was an employee. Mr. Breslow’s compensation is discussed in “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
James D. Robinson III	50,000	90,000	60,001	200,001
David Hartwig	50,000	90,000	60,001	200,001
Daniel Henson(2)	27,576	198,004	132,002	357,582
J. Sanford Miller(3)	18,508	—	—	18,508
Bruce P. Nolop(4)	48,548	288,001	192,003	528,553
Jane J. Thompson	52,500	90,000	60,001	202,501
Ronald F. Verni	49,730	90,000	60,001	199,731
Neil E. Wolfson	62,000	90,000	60,001	212,001

(1)
The amounts reported represent the aggregate grant-date fair value of the RSUs and stock options awarded to the director, calculated in accordance with FASB ASC Topic 718. The methods and assumptions used in calculating the grant-date fair value of the RSUs and stock options reported in this column are set forth in Notes 2 and 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 2, 2017. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Mr. Henson joined the Board of Directors in June 2016.

(3) Mr. Miller resigned from the Board of Directors in May 2016 after declining to stand for reelection.

(4) Mr. Nolop joined the Board of Directors in January 2016.

 The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2016.

Name	Aggregate Number of Stock Awards Outstanding as of December 31, 2016	Aggregate Number of Stock Options Outstanding as of December 31, 2016
James D. Robinson III	19,272 (1)	37,487(2)
David Hartwig	19,272 (1)	37,487(2)
Daniel Henson(3)	31,431 (4)	48,709(5)
Bruce P. Nolop(6)	38,891 (7)	69,689(8)
Jane J. Thompson	19,272 (1)	97,487(2)(9)
Ronald F. Verni	19,272 (1)	142,487(2)(10)
Neil E. Wolfson	19,272 (1)	37,487(2)

(1)	All of the RSUs vest in full on the earlier of the date of the Company’s 2017 annual meeting of stockholders or May 11, 2017, subject to continued service to us.

(2)
Includes (i) 9,837 shares subject to the option which are fully vested and immediately exercisable and (ii) 27,650 shares subject to the option which vest in full on the earlier of the date of the Company’s 2017 annual meeting of stockholders or May 11, 2017, subject to continued service to us.

(3)	Mr. Henson joined the Board of Directors in June 2016.

(4)	The RSUs vest in 10 equal, quarterly installments beginning on March 30, 2017, subject to continued service to us.

(5)	Shares subject to the option vest in 48 equal monthly installments beginning on July 2, 2016, subject to continued service to us.

(6) Mr. Nolop joined the Board of Directors in January 2016.

(7) Includes (i) 19,619 RSUs which vest in nine equal quarterly installments beginning on March 30, 2017 and (ii) 19,272 RSUs which vest in full on the earlier of the date of the Company’s next annual meeting or May 11, 2017, subject to continued service to us.

(8) Includes (i) 42,039 shares subject to the option which vest in 48 equal monthly installments beginning on February 28, 2016 and (ii) 27,650 shares subject to the option which vest in full on the earlier of the date of the Company’s 2017 annual meeting of stockholders or May 11, 2017, subject to continued service to us.

(9) Includes 60,000 shares subject to the option which vest in 48 equal monthly installments beginning on September 14, 2014, subject to continued service to us.

(10) Shares subject to the option are fully vested and immediately exercisable.

EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of our executive officers as of March 17, 2017:

Name	Age	Position
Noah Breslow	41	Chief Executive Officer and Chairman
Howard Katzenberg	38	Chief Financial Officer
Cory Kampfer	39	Chief Legal Officer
In addition James Hobson served as our Chief Operating Officer from June 2012 through his resignation, which was effective March 15, 2017.
Noah Breslow has served as our Chief Executive Officer and Chairman of the Board of Directors since June 2012 and as our Chief Operating Officer from October 2011 to June 2012, our Chief Product Officer from October 2009 to September 2011, our Senior Vice President, Products and Technology from March 2008 to September 2009, and our Vice President, Products and Technology from June 2007 to February 2008. Prior to joining us, Mr. Breslow was Vice President of Marketing and Product Management for Tacit Networks, Inc., a provider of wide area network optimization solutions, from December 2003 through January 2007. Mr. Breslow holds an S.B. in Computer Science and Engineering from the Massachusetts Institute of Technology and an M.B.A. with distinction from Harvard Business School.
James Hobson served as our Chief Operating Officer from June 2012 through his resignation effective March 15, 2017, and as our Senior Vice President, Strategic Partnerships and Platform Solutions from July 2011 to June 2012. Prior to joining us, Mr. Hobson was with Iqor, Inc., a global business process outsourcing company, from November 2008 to July 2011, where he served in various executive positions, most recently as Senior Vice President, Technology Operations. Mr. Hobson holds a B.A. in Economics from Hamilton College and an M.B.A. with high distinction from Harvard Business School.
Howard Katzenberg has served as our Chief Financial Officer since June 2012 and has led our finance department since 2009. From March 2008 to October 2009, he served in various other financial and strategic roles for the Company. Prior to joining us, Mr. Katzenberg was a consultant for Swift Financial Corporation, a small business lending firm, from December 2006 to January 2008. In addition, Mr. Katzenberg worked at American Express Company, where he worked in OPEN, its small business division, as well as the company’s venture capital group from 2000 to 2004. Mr. Katzenberg holds a B.S. in Business from Cornell University-Dyson School of Applied Economics and Management and an M.B.A. from the Wharton School of the University of Pennsylvania.
Cory Kampfer has served as our Chief Legal Officer since March 2015 and prior to that, as our General Counsel since November 2011. Prior to joining us, Mr. Kampfer was an associate at Paul, Weiss, Rifkind, Wharton & Garrison LLP from February 2007 to November 2011. Mr. Kampfer holds a B.B.A. in International Business from the University of Georgia, where he graduated First in Class, an M.B.A. from Duke’s Fuqua School of Business and a J.D. from the Duke University School of Law.

EXECUTIVE COMPENSATION
Our named executive officers for 2016, which consist of our principal executive officer and the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2016, are:

•	Noah Breslow, our Chief Executive Officer;

•	James Hobson, our former Chief Operating Officer, who served in that position through March 15, 2017; and

•	Howard Katzenberg, our Chief Financial Officer.

Processes and Procedures for Compensation Decisions
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to the Board of Directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers that report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee also reviews data and recommendations provided by Compensia, the compensation committee's independent compensation consultant. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our compensation committee makes recommendations to the Board of Directors regarding compensation for our Chief Executive Officer. The independent members of the Board of Directors make the final decisions regarding executive compensation for our Chief Executive Officer.
The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.

2016 Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers during the fiscal year ended December 31, 2016.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Noah Breslow	2016	400,000	40,976(3)	1,000,002	150,000	5,338	1,596,316
Chief Executive Officer	2015	343,333	1,778,032	1,750,003	302,302	—	4,173,670
James Hobson(3)	2016	330,000	30,732(3)	750,002	185,626	38	1,296,360
Former Chief Operating Officer	2015	310,000	1,016,020	1,000,002	194,250	—	2,520,272
Howard Katzenberg	2016	305,000	24,586(3)	600,001	148,688	5,338	1,083,613
Chief Financial Officer	2015	285,000	762,012	750,001	152,231	—	1,949,244

(1)
The amounts reported represent the grant date fair value of the RSUs and stock options granted to the named executive officers as computed in accordance with FASB ASC Topic 718. The methods and assumptions that we used to calculate these amounts are discussed in Notes 2 and 12 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 2, 2017. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
The 2016 reported amounts represent payments earned under the 2016 Annual Incentive Plan as discussed under the section titled “Executive Compensation - 2016 Annual Incentive Plan.” Mr. Breslow waived the payment for the second half of 2016 that he would have been entitled to under the 2016 Annual Incentive Plan.

(3) The stock awards consist of performance-based RSUs. There are three performance periods for the performance-based RSUs: July 1, 2016 to June 30, 2017, July 1, 2017 to June 30, 2018 and July 1, 2018 to June 30, 2019. The financial performance conditions the Company must achieve for the RSUs to vest have only been set for the first performance period. Assuming that the highest level of performance conditions is achieved, the following represents the grant date fair value of the 2016 performance-based RSUs: Noah Breslow: $737,571; James Hobson: $553,180; Howard Katzenberg: $442,546 Due to his resignation effective March 15, 2017, Mr. Hobson is not entitled to receive his performance-based RSUs.
Executive Employment Arrangements
Noah Breslow
We entered into a confirmatory offer letter with Noah Breslow, our Chief Executive Officer. The offer letter has no specific term and provides that Mr. Breslow is an at-will employee. Mr. Breslow’s current annual base salary is $400,000 and he is eligible for annual incentive payments at a target level of $400,000. In addition, we entered into a severance and change in control agreement with Mr. Breslow.
James Hobson
James Hobson resigned from his position as Chief Operating Officer effective March 15, 2017. Prior thereto, we had entered into a confirmatory offer letter with Mr. Hobson. The offer letter had no specific term and provided that Mr. Hobson was an at-will employee. Mr. Hobson’s annual base salary was $330,000 and he was eligible for annual incentive payments at a target level of $247,500. In addition, we had entered into a severance and change in control agreement with Mr. Hobson, but he was not due any payments under his severance and change in control agreement.
Howard Katzenberg
We entered into a confirmatory offer letter with Howard Katzenberg, our Chief Financial Officer. The offer letter has no specific term and provides that Mr. Katzenberg is an at-will employee. Mr. Katzenberg’s current annual base salary is $305,000 and he is eligible for annual incentive payments at a target level of $198,250. In addition, we entered into a severance and change in control agreement with Mr. Katzenberg.

Non-Equity Incentive Plan
2016 Annual Incentive Plan
For 2016, our named executive officers received non-equity incentive plan compensation under our 2016 Annual Incentive Plan based on achievement against company and personal objectives.  Payouts were made bi-annually in September 2016 and March 2017 based on performance of both our named executive officers and the Company for two semi-annual periods.  During the first half and second half of 2016, the Company achieved its performance objectives at an achievement level commensurate with a payment of 75% of the executive officer’s semi-annual target.  The Company and named executive officer objectives for 2016 were financial metrics (including overall financial performance, loans under management and adjusted operating yield) and key company goals (including growth of originations, implementation of operational risk controls, and improved productivity, credit risk and liquidity). The aggregate amount of non-equity incentive plan compensation paid to each named executive officer for 2016 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.  A participant must generally be employed at the time an award is paid in order to receive a payment.
Performance-Based Long-Term Incentives
               For 2016, our named executive officers received half of their long-term incentives through performance-based awards.  The performance-based awards included a performance stock unit which is settled in cash and performance-based RSUs which are settled in shares.  Both are contingent upon the achievement of defined corporate performance objectives over a three-year period.  There are three performance periods: July 1, 2016 to June 30, 2017, July 1, 2017 to June 30, 2018 and July 1, 2018 to June 30, 2019, in each case, subject to continued service to us through the vesting date. The first vest for these awards will be in November 2017. Of the overall performance-based awards granted in 2016, 50% were granted in the form of performance stock units and 50% were granted in the form of performance-based RSUs.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding stock options and stock awards held by our named executive officers as of December 31, 2016.

	Option Awards					Stock Awards		Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Noah Breslow	02/12/2010(2)	99,992	—	0.265	02/12/2020	—	—	—	—
	10/06/2011(2)	408,000	—	0.375	10/26/2021	—	—	—	—
	06/26/2012(2)	934,304	—	0.425	06/26/2022	—	—	—	—
	08/01/2013(3)	771,874	178,126	0.68	08/01/2023	—	—	—	—
	08/14/2014(3)	291,666	208,334	10.66	08/14/2024	—	—	—	—
	07/30/2015(3)	121,768	222,044	12.67	07/30/2025	—	—	—	—
	09/19/2016(3)	—	363,637	5.95	09/18/2026	—	—	—	—
	07/30/2015(4)	—	—	—	—	105,250	487,308	—	—
	09/19/2016(5)	—	—	—	—			82,641	382,628
James Hobson (6)	07/11/2011(2)	230,000	—	0.375	07/11/2021	—	—	—	—
	06/26/2012(2)	116,788	—	0.425	06/26/2022	—	—	—	—
	09/01/2013(3)	81,250	18,750	0.68	09/01/23	—	—	—	—
	08/14/2014(3)	175,000	125,000	10.66	08/14/2024	—	—	—	—
	07/30/2015(3)	69,581	126,883	12.67	07/30/2025	—	—	—	—
	09/19/2016(3)	—	272,728	5.95	09/18/2026	—	—	—	—
	07/30/2015(4)	—	—	—	—	60,143	278,462	—	—
	09/19/2016(5)	—	—	—	—			61,981	286,972
Howard Katzenberg	10/25/2013(3)	51,583	31,250	0.68	10/25/2023	—	—	—	—
	08/14/2014(3)	93,332	66,668	10.66	08/14/2024	—	—	—	—
	07/30/2015(3)	52,187	95,161	12.67	07/30/2025	—	—	—	—
	09/19/2016(3)	—	218,182	5.95	9/18/2026			—	—
	07/30/2015(4)	—	—	—	—	45,107	208,845	—	—
	09/19/2016(5)	—	—	—	—			49,585	229,579

(1)
This column represents the market value of the shares underlying the RSUs as of December 31, 2016, based on the closing price of our common stock, as reported on the New York Stock Exchange, of $4.63 per share on December 30, 2016.

(2)	Shares subject to the option are fully vested and immediately exercisable.

(3)	One-fourth of the shares subject to the option vest on the one year anniversary of the grant date and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.

(4)	The RSUs vest in four equal annual installments beginning on August 1, 2016, subject to continued service to us.

(5)
The RSUs vest in three equal annual installments beginning on November 1, 2017, subject to continued service to us. The RSUs are performance-based awards that will vest for a performance period only if the Company achieves certain financial performance metrics for the applicable performance period. There are three performance periods for the RSUs: July 1, 2016 to June 30, 2017, July 1, 2017 to June 30, 2018 and July 1, 2018 to June 30, 2019, in each case, subject to continued service to us. For each performance period, one-third of the total RSUs are eligible for possible vesting.

(6) Mr. Hobson resigned from his position as Chief Operating Officer effective March 15, 2017.

Equity Benefit and Stock Plans
Securities Authorized for Issuance under Equity Compensation Plans
At December 31, 2016 we maintained three equity compensation plans, all of which were approved by the Board of Directors and our stockholders prior to our initial public offering in December 2014. The following table provides the information shown for each of the three plans as of December 31, 2016.

Plan	Shares issuable upon exercise of outstanding plan options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Shares remaining available for future issuance under plan (excluding those reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	15,315,064	$6.10	4,635,032
Equity compensation plans not approved by security holders	—	—	—
Total	15,315,064	$6.10	4,635,032

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.

(2)	Includes the following plans: 2014 Equity Incentive Plan (“2014 Plan”), Amended and Restated 2007 Stock Incentive Plan and 2014 Employee Stock Purchase Plan (“ESPP”).

(3)
The 2014 Plan provides that on the first day of each fiscal year beginning in 2016 and ending in 2020, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 7,200,000 shares, (ii) 4% of the outstanding shares of our common stock as of the last day of our immediately preceding fiscal year (the “Threshold Percentage”), (iii) a percentage equal to the Threshold Percentage, plus the difference between the Threshold Percentage and the percentage added to the 2014 Plan for each prior fiscal year; or (iv) such other amount as the Board of Directors may determine. Our ESPP provides that on the first day of each fiscal year beginning in 2016, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 1% of the outstanding shares of our common stock on the first day of such fiscal year, (ii) 1,800,000 shares, or (iii) such other amount as the Board of Directors may determine. On January 1, 2017, the number of shares available for issuance under our 2014 Plan and our ESPP increased by 2,864,228 shares and 456,006 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

Potential Payments upon Termination or Change in Control
Change in Control and Severance Agreements
In October 2014, our compensation committee approved change in control and severance agreements, or change in control agreements, for our named executive officers, which require us to make specific payments and benefits in connection with the termination of their employment under certain circumstances. These change in control agreements superseded any other agreement or arrangement relating to severance benefits with these named executive officers or any terms of their option agreements related to vesting acceleration or other similar severance-related terms. The descriptions that follow describe such payments and benefits that may be owed by us to each of our named executive officers upon the named executive officer’s termination under certain circumstances.
The change in control agreements remain in effect for an initial term of three years. At the end of the initial term, each agreement will automatically renew for an additional one-year period unless either party provides notice of nonrenewal within 90 days prior to the date of automatic renewal. The change in control agreements also acknowledge that each executive officer is an at-will employee, whose employment can be terminated at any time.
In order to receive the severance benefits described below, each named executive officer is obligated to execute a release of claims against us, provided such release of claims becomes effective and irrevocable no later than 60 days following such named executive officer’s termination date, and to continue to comply with the terms of applicable proprietary agreements and other post-employment restrictive covenants.
In the event of a termination of employment without “cause” (as generally defined below) outside of the “change in control period” (as generally defined below), a named executive officer will receive the following:

•	continued payments of base salary for six months (or 12 months for our Chief Executive Officer);

•	payment of the target bonus for the year of termination, pro-rated based on time served;

•	paid COBRA benefits for six months (or 12 months for our Chief Executive Officer); and

•	for our Chief Executive Officer only, accelerated vesting of 50% of our Chief Executive Officer’s then-unvested stock options.
In the event of a termination of employment without cause or a resignation for “good reason” (as generally defined below) during the “change of control period,” a named executive officer will receive the following:

•	a lump-sum payment of 12 months of base salary;

•	a lump-sum payment equal to 100% of the target bonus;

•	paid COBRA benefits for six months (or 12 months for our Chief Executive Officer); and

•	100% acceleration of equity awards.
In the event any payment to one of our named executive officers is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a “parachute payment” under Section 280G of the Internal Revenue Code), the executive officer will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.
For the purpose of the severance agreements, “cause” means generally the occurrence of any of the following:

•	an act of dishonesty by executive in connection with executive’s responsibilities as an employee;

•	the executive’s conviction of, or entry of a plea of guilty or nolo contendere to, a felony or any crime involving fraud or embezzlement;

•	the executive’s gross misconduct;

•
the unauthorized use or disclosure by the executive of our proprietary information or trade secrets or any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with us;

•	the executive’s willful breach of any obligations under any written agreement or covenant with us;

•	the executive’s failure to cooperate with an investigation by a governmental authority; or

•	the executive’s continued failure to perform his duties after notice and a cure period.
For the purpose of the change in control agreements, “good reason” means generally an executive’s voluntary termination following the expiration of any cure period following the occurrence of one or more of the following without the executive’s consent:

•	a material reduction of the executive’s duties, authorities or responsibilities;

•	a material reduction of the executive’s base salary; or

•	a material change in the geographic location of executive’s primary work facility or location.

For the purpose of the change in control agreements, “change in control period” means generally the period beginning three months prior to, and ending 12 months following, a change in control.
Compensation Committee Report
The compensation committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the compensation committee has recommended to the Board of Directors that the section titled “Executive Compensation” be included in this proxy statement.
Respectfully submitted by the members of the compensation committee of the Board of Directors:
James D. Robinson III (Chair)
Bruce P. Nolop
Ronald F. Verni

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2017 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned plus any shares of our common stock subject to options (or other rights, if any) held by that person that are currently exercisable or exercisable within 60 days of February 28, 2017. Shares subject to those options for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 71,962,156 shares of our common stock outstanding as of February 28, 2017. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
5% Stockholders:
RRE Ventures IV, L.P.(1)	8,627,396	12.0
Entities affiliated with Institutional Venture Partners(2)	8,108,501	11.3
Entities affiliated with Sapphire Ventures(3)	5,686,354	7.9
Entities affiliated with EJF Capital LLC(4)	5,000,000	6.9
Entities affiliated with Village Ventures(5)	4,191,855	5.8
Named Executive Officers and Directors:
Noah Breslow(6)	2,924,243	3.9
James Hobson(7)	734,458	1.0
Howard Katzenberg(8)	605,919	*
David Hartwig(9)	5,702,416	7.9
Daniel Henson(10)	16,424	*
Bruce P. Nolop(11)	18,787	*
James D. Robinson III(12)	8,643,458	12.0
Jane J. Thompson(13)	56,374	*
Ronald F. Verni(14)	121,062	*
Neil E. Wolfson(15)	131,710	*
All executive officers and directors as a group (11 persons)(16)	19,304,018	25.4

* Represents beneficial ownership of less than 1%.

(1)
Consists of 8,627,396 shares held of record by RRE Ventures IV, L.P. (RRE LP). RRE Ventures GP IV, LLC (RRE GP), the general partner of RRE LP, has sole voting and dispositive power with respect to the shares held by RRE LP. James D. Robinson IV and Stuart J. Ellman, as the managing members of RRE GP, share voting and dispositive power with respect to the shares held by RRE LP. The address for each of these entities is c/o RRE Ventures, 130 East 59th Street, 17th Floor, New York, New York 10022.

(2)	Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2017, includes (i) 4,054,251 shares held of record by Institutional Venture Partners XIII, L.P. (IVP XIII) and (ii) 4,054,250 shares held of record by Institutional Venture Partners XIV, L.P. (IVP XIV). Institutional Venture Management XIII LLC (IVM XIII) is the general partner of IVP XIII and Institutional Venture Management XIV LLC (IVM XIV) is the general partner of IVP XIV. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller and Dennis B. Phelps, as the managing directors of IVM XIII, share voting and dispositive power with respect to the shares held by IVP XIII. Messrs. Chaffee, Fogelsong, Harrick, Miller, Phelps and Jules A. Maltz, as the managing directors of IVM XIV, share voting and dispositive power with respect to the shares held by IVP XIV. The address for each of these entities is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.

(3)
Based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2016, the reported shares are held of record by Sapphire Ventures Funds I, L.P. (Fund I). Sapphire Ventures (GPE) I, L.L.C. (Sapphire GP), the general partner of Fund I, and Nino Nikola Marakovic, a managing member of Sapphire GP, have sole voting and dispositive power with respect to all of the shares held by Fund I. The address for each of these entities is 3408 Hillview Avenue, Bldg. 5, Palo Alto, California 94304.

(4)
Based on information contained in a Schedule 13D filed with the SEC on February 21, 2017, includes (i) 4,744,290 shares held of record by EJF Debt Opportunities Master Fund, L.P. (Debt Fund) and (ii) 255,710 shares held of record by EJF Debt Opportunities Master Fund II, LP (Debt Fund II and, together with Debt Fund, the Funds). EJF Debt Opportunities GP, LLC, the general partner of Debt Fund, shares voting and dispositive power with respect to the all of the shares held by Debt Fund. EJF Debt Opportunities II GP, LLC, the general partner of Debt Fund II, shares voting and dispositive power with respect to all of the shares held by Debt Fund II. EJF Capital LLC, an investment manager of the Funds, shares voting and dispositive power with respect to all of the shares held by the Funds. Emanuel J. Friedman, the controlling member of EJF Capital LLC, shares voting and dispositive power with respect to the all of the shares held by the Funds. The address for each of these entities is 2107 Wilson Boulevard, Suite 410, Arlington, Virginia 22201.

(5)
Based on information contained in a Schedule 13G/A filed with the SEC on February 3, 2017, includes (i) 3,573,863 shares held of record by Village Ventures Fund II, L.P. (VVF II); (ii) 18,258 shares held of record by Village Ventures Fund II-A, L.P. (VVF II-A); and (iii) 599,734 shares held of record by Village Ventures Fund II-B, L.P. (VVF II-B). Village Ventures Capital Partners II, LLC (VVCP) is the general partner of VVF II, VVF II-A and VVF II-B. Village Ventures Capital Management, LLC (VVCM) is the manager of VVCP. Matthew C. Harris and William Bo S. Peabody, as the Class A members of VVCM, share voting and dispositive power with respect to the shares held by VVF II, VVF II-A and VVF II-B. Village Ventures, Inc., a corporation controlled by Messrs. Harris and Peabody, is the advisor to VVCM. The address for each of these entities is c/o Village Ventures, Inc., One Bank Street, 2nd Floor, Williamstown, Massachusetts 01267.

(6)
Consists of (i) 90,318 shares held of record by Mr. Breslow; (ii) 32,000 shares held in a trust for Mr. Breslow’s minor daughter for which Mr. Breslow’s spouse serves as trustee; (iii) 32,000 shares held in a trust for Mr. Breslow’s minor son for which Mr. Breslow’s spouse serves as trustee; and (iv) 2,769,925 shares subject to options exercisable within 60 days of February 28, 2017.

(7)
Consists of (i) 237,227 shares held of record by Mr. Hobson and (ii) 497,231 shares subject to options exercisable within 60 days of February 28, 2017. Mr. Hobson resigned as our Chief Operating Officer effective March 15, 2017.

(8)
Consists of (i) 337,730 shares held of record by Mr. Katzenberg; (ii) 11,043 shares held of record by The Howard Katzenberg 2014 Grantor Annuity Trust dated December 7, 2014 for which Mr. Katzenberg serves as trustee; (iii) 25,000 shares held of record by The Howard Katzenberg 2014 Dynasty Trust dated December 7, 2014 for which Mr. Katzenberg’s spouse serves as a trustee; and (iv) 232,146 shares subject to options exercisable within 60 days of February 28, 2017.

(9)
Consists of (i) the shares listed in footnote (3) above, which are held of record by Fund I, (ii) 6,225 shares held of record by Mr. Hartwig and (iii) 9,837 shares subject to options exercisable within 60 days of February 28, 2017. Mr. Hartwig is a managing member of Sapphire GP.

(10)	Consists of (i) 6,284 shares held of record by Mr. Henson and (ii) 10,140 shares subject to options exercisable within 60 days of February 28, 2017.

(11)	Consists of (i) 6,537 shares held of record by Mr. Nolop and (ii) 12,250 shares subject to options exercisable within 60 days of February 28, 2017.

(12)
Consists of (i) the shares listed in footnote (1) above, which are held of record by RRE LP, (ii) 6,225 shares held of record by Mr. Robinson and (iii) 9,837 shares subject to options exercisable within 60 days of February 28, 2017 . Mr. Robinson is a member of RRE GP.

(13)	Consists of (i) 6,537 shares held of record by Ms. Thompson and (ii) 49,837 shares subject to options exercisable within 60 days of February 28, 2017.

(14)	Consists of (i) 6,225 shares held of record by Mr. Verni and (ii) 114,837 shares subject to options exercisable within 60 days of February 28, 2017.

(15)	Consists of (i) 121,873 shares held of record by Mr. Wolfson and (ii) 9,837 shares subject to options exercisable within 60 days of February 28, 2017.

(17)	Consists of (i) 15,393,457 shares beneficially owned by our executive officers and directors and (ii) 3,910,561 shares subject to options exercisable within 60 days of February 28, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to the director and executive officer compensation arrangements discussed above under “Directors and Corporate Governance” and “Executive Compensation,” the following is a description of each transaction since January 1, 2016 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and third amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Transactions with Directors and Their Affiliates
Except for the compensation of directors and executive officers as described above, there were no transactions in fiscal year 2016 in which the Company was a party, the amount involved in the transaction exceeded $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or immediate family member of any of the foregoing individuals, had or will have a direct or indirect material interest.

Registration Rights
The holders of our common stock identified as 5% stockholders in the section titled “Security Ownership of Certain Beneficial Owners and Management,” other than EJF Capital, as of February 28, 2017 (including shares issuable pursuant to the exercise of warrants to purchase common stock), or their permitted transferees, are entitled to rights with respect to the registration of such shares under the Securities Act. We refer to these shares as “registrable securities.” These rights are provided under the terms of our Rights Agreement, certain outstanding warrants and side letter agreements. These rights include demand registration rights, Form S-3 registration rights and piggyback registration rights.
All demand registration rights, Form S-3 registration rights and piggyback registration rights will terminate upon the earliest to occur of: (i) (A) the sale, lease, transfer, exclusive license or other disposition of all or substantially all of our assets or (B) the closing of our merger or consolidation with another entity (except a merger or consolidation in which the holders of our capital stock would continue to hold at least a majority of the voting power of our capital stock or the capital stock of the surviving entity or the parent company of the surviving entity) or (ii) with respect to any holder of registrable securities, when such holder may sell all shares held by it in compliance with Rule 144 within any three-month period, provided that all Form S-3 registration rights and piggyback registration rights continue until December 2017.
We will pay the registration expenses (other than underwriting discounts and commissions) in connection with the registrations described below, including the reasonable fees and disbursements of one counsel for participating holders of registrable securities. In an underwritten offering, the underwriters have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations.
Demand Registration Rights
Beginning on December 16, 2015, the first anniversary of the effective date of the registration statement filed in connection with our initial public offering, the holders of 40% or more of our registrable securities may request that we register the offer and sale of their shares if the anticipated aggregate offering price of such shares, net of selling expenses, is at least $10 million, or such shares would constitute a majority of the common stock that were issued upon conversion of certain shares of preferred stock that were outstanding immediately prior to our initial public offering. We are not required to effect such registration (i) if we have already effected more than two demand registrations, (ii) if the initiating holders propose to dispose of registrable securities that may be immediately registered on Form S-3 or (iii) during the period beginning with the date 60 days prior to our good faith estimate of the date of filing of, and ending 90 days following the effectiveness of a registration statement relating to a registration initiated by us. In addition, if we determine that it would be materially detrimental to us and our stockholders to effect a demand registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of up to six months, provided that we do not register any of our securities or those of any other stockholder during such six-month period, other than with respect to a registration related to a company stock plan, a registration related to a transaction under Rule 145 of the Securities Act or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered.
Piggyback Registration Rights
If we propose to register the offer and sale of any of our securities under the Securities Act in connection with the public offering of such securities, the holders of our registrable securities will be entitled to certain “piggyback” registration rights allowing such holders to include their shares in such registration, subject to certain limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to a company stock plan, a registration related to a transaction under Rule 145 of the Securities Act or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered, the holders of these shares are entitled to notice of the registration and have the right to include their shares in the registration.
Form S-3 Registration Rights
The holders of our registrable securities may make a written request that we register the offer and sale of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 so long as the sale of securities registered pursuant to such request would result in an aggregate price to the public, net of selling expenses, of at least $2 million. We are not required to effect such registration (i) during the period beginning with the date 30 days prior to our good faith estimate of the date of filing of, and ending 90 days following the effectiveness of a registration statement relating to a registration initiated by us or (ii) if we have already effected more than two Form S-3 registrations in the prior 12 months. In addition, if we determine that it would be materially detrimental to us and our stockholders to effect a Form S-3 registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of up to six months, provided that we do not register any of our securities or those of any other stockholder during such six-month period, other than with respect to a registration related to a company stock plan, a registration related to a transaction under Rule 145 of the Securities Act or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered.

Policies and Procedures for Related Party Transactions
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our audit committee charter provides that the audit committee shall review and approve or disapprove any related party transactions.

STOCKHOLDER COMMUNICATIONS POLICY
Our Board of Directors has adopted a Stockholder Communications Policy to provide a process by which our stockholders may communicate with the non-management members of the Board of Directors. Under the policy, stockholders may send communications to our Chief Legal Officer at On Deck Capital, Inc., 1400 Broadway, 25th Floor, New York, New York 10018, Attn: Chief Legal Officer. Our Chief Legal Officer shall review all incoming communications (except for mass mailings, service complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the Board of Directors or, if none is specified, to the Chairman of the Board.
Our Chief Legal Officer may decide in the exercise of his or her judgment whether a response to any communication is necessary and shall provide a report to the Corporate Governance and Nominating Committee on a quarterly basis of any communications received for which our Chief Legal Officer has either responded or determined no response is necessary.
This procedure for communications with the non-management directors is administered by the Company’s Corporate Governance and Nominating Committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

AUDIT COMMITTEE REPORT
This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other OnDeck filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.
The following is the report of the audit committee of our Board of Directors. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2016 with our management. In addition, the audit committee has discussed with Ernst & Young LLP, our independent registered public accountants, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 1301 “Communications with Audit Committees.” The audit committee also has received the written disclosures and the letter from Ernst & Young LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.
Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
Respectfully submitted by the members of the audit committee of the Board of Directors:
Neil E. Wolfson (Chair)
David Hartwig
Bruce P. Nolop
Jane J. Thompson

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires directors, certain officers and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed for fiscal year 2016.

PROPOSAL ONE: ELECTION OF DIRECTORS
The Board of Directors currently consists of eight members. In accordance with our amended and restated certificate of incorporation, the Board of Directors is divided into three classes with staggered three-year terms. At the 2017 Annual Meeting, three directors will be elected for three-year terms.
Upon the recommendation of our corporate governance and nominating committee, the Board is nominating each of Noah Breslow, Jane J. Thompson and Ronald F. Verni. If elected, Messrs. Breslow and Verni and Ms. Thompson will each hold office for a three-year term until our annual meeting of stockholders to be held in 2020.

Nominees
Our nominating and governance committee of the Board of Directors recommended, and the Board of Directors approved, each of Noah Breslow, Jane J. Thompson and Ronald F. Verni as nominees for election to the Board of Directors at the Annual Meeting. If elected, Messrs. Breslow and Verni and Ms. Thompson will serve as directors until our annual meeting in 2020, and until a successor is qualified and elected or until his or her earlier resignation, death or removal. Each of the nominees is currently a director of the Company. Please see “Directors and Corporate Governance” in this Proxy Statement for information concerning the nominees.
Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of Noah Breslow, Jane J. Thompson and Ronald F. Verni. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required
Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.
The Board of Directors unanimously recommends that stockholders vote “FOR” the election of each of Noah Breslow, Jane J. Thompson and Ronald F. Verni as Class III directors.

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS
Our audit committee of the Board of Directors has appointed Ernst & Young LLP as OnDeck’s independent registered public accountants for the year fiscal ending December 31, 2017 and the Board recommends that stockholders vote for ratification of such appointment. Although stockholder ratification of the appointment of our independent registered public accountants is not required under our governance documents, we are asking stockholders to ratify the appointment as a matter of prudent corporate governance. Notwithstanding its selection or voting results, the audit committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the audit committee believes that such a change would be in the best interests of OnDeck and its stockholders. If our stockholders do not ratify the appointment, the audit committee may reconsider whether it should appoint another independent registered public accounting firm.
Ernst & Young LLP served as OnDeck’s independent registered public accounting firm for the fiscal year ended December 31, 2016. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accounting Fees and Services
The following table sets forth all fees accrued or paid to Ernst & Young LLP for the fiscal years ended December 31, 2016 and 2015:

	Year Ended December 31,
	2016	2015
Audit Fees(1)	$880,000	$795,741
Audit-Related Fees(2)	—	—
Tax Fees(3)	$100,406	$258,949
All Other Fees(4)	—	—
Total	$980,406	$1,054,690

(1)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

(4)	All Other Fees consist of permitted services other than those that meet the criteria above.
Pre-approval Policy. Under our audit committee’s policy governing our use of the services of our independent registered public accountants, the audit committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the fiscal years ended December 31, 2016 and 2015, all fees identified above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” that were billed by Ernst & Young LLP were approved by the audit committee in accordance with SEC requirements.
In the fiscal year ended December 31, 2016, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Vote Required
The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2017. Abstentions are treated as shares of common stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the ratification of Ernst & Young LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.
The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the selection of Ernst & Young LLP as OnDeck’s independent registered public accountants for the fiscal year ending December 31, 2017.
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.
BY ORDER OF THE BOARD OF DIRECTORS
New York, New York
March 27, 2017

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m, New York time, on May 10, 2017.
Vote by Internet • Go to www.envisionreports.com/ ONDK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the record message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
	1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Noah Breslow	☐	☐	☐	02 - Jane J. Thompson	☐	☐	☐	03 - Ronald F. Verni	☐	☐	☐	+

		For	Against	Abstain
2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

	Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2017 Annual Meeting Admission Ticket
2017 Annual Meeting of
On Deck Capital, Inc. Stockholders
Wednesday, May 10th, 2017 at 10:00 a.m. New York time
Wilson Sonsini Goodrich & Rosati, P.C.
1301 Avenue of the Americas,
40th Floor,
New York, NY 10019
Upon arrival, please present this admission ticket
and photo identification at the registration desk.

The meeting is being held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, between 52nd and 53rd Streets, 40th Floor, New York, NY 10019. Public transportation is advised.

Subway Information:
• B, D, F and M lines to 47th-50th Streets - Rockefeller Center
• E and M lines to 5th Avenue and 53rd Street
• B, D and E lines to 7th Avenue and 53rd Street
• N, Q and R lines to 7th Avenue and 49th Street
Airport Information:
• La Guardia Airport is approximately 30 minutes away by car
• JFK International Airport is approximately 45 minutes away by car
Parking Information:
• Parking is available for a fee, subject to availability, at several nearby public garages
Attendance at the 2017 Annual Meeting of Stockholders is limited to stockholders. Admission will be on a first-come, first-served basis. On Deck Capital, Inc. has elected to provide its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 in lieu of producing a glossy annual report.

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Notice of 2017 Annual Meeting of Stockholders
This Proxy is Solicited by the Board of Directors of On Deck Capital, Inc. for the 2017 Annual Meeting of Stockholders to be held Wednesday, May 10, 2017.
The undersigned stockholder of On Deck Capital, Inc., a Delaware corporation, hereby acknowledges receipt of the 2017 Notice of Annual Meeting of Stockholders and Proxy Statement for the 2017 Annual Meeting of Stockholders of On Deck Capital, Inc. to be held Wednesday, May 10, 2017 at 10:00 a.m., New York time, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, 40th Floor, New York, NY 10019, and hereby appoints Noah Breslow, Howard Katzenberg and Cory Kampfer, and each of them, as proxies and attorneys-in-fact, each with power of substitution and resubstitution and revocation and all powers that the undersigned would possess if personally present, to vote all of the shares owned by the undersigned at such meeting and any postponement(s) or adjournment(s) thereof as set forth on the reverse hereof, and in their discretion upon any other business that may properly come before such meeting and any such postponement(s) and adjournment(s).
Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all three director nominees and FOR ratification of independent registered public accounting firm.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)

Vote by Internet • Go to www.envisionreports.com/ONDK
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the
On Deck Capital, Inc. Stockholder Meeting to be Held on Wednesday, May 10, 2017
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/ONDK to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Paper Copy of the Proxy Materials – If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 1, 2017 to facilitate timely delivery.

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On Deck Capital, Inc.’s Annual Meeting of Stockholders will be held on Wednesday, May 10, 2017 at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, 40th Floor, New York, NY 10019, at 10:00 a.m. New York time.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2:

1.	Election of Directors.

2.	Ratify selection of Auditors.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online, by telephone or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the On Deck Capital, Inc. 2017 Annual Meeting of Stockholders
Directions to the On Deck Capital, Inc. 2017 Annual Meeting of Stockholders are also available at www.envisionreports.com/ONDK.

The meeting is being held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 1301 Avenue of the Americas, between 52nd and
53rd Streets, 40th Floor, New York, NY 10019. Public transportation is advised.
Subway Information:
• B, D, F and M lines to 47th-50th Streets - Rockefeller Center
• E and M lines to 5th Avenue and 53rd Street
• B, D and E lines to 7th Avenue and 53rd Street
• N, Q and R lines to 7th Avenue and 49th Street
Airport Information:
• La Guardia Airport is approximately 30 minutes away by car
• JFK International Airport is approximately 45 minutes away by car
Parking Information:
• Parking is available for a fee, subject to availability, at several nearby public garages
Attendance at the 2017 Annual Meeting of Stockholders is limited to stockholders. Admission will be on a first-come, first-served basis. On Deck Capital, Inc. has elected to provide its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 in lieu of producing a glossy annual report.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the Internet, telephone or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
•

Internet – Go to www.envisionreports.com/ONDK. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

•

Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

•

Email – Send an email to investorvote@computershare.com with “Proxy Materials On Deck Capital, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of the annual meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 1, 2017.

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